EXHIBIT 99.1

News Release

August 3, 2012

Ashland Inc. announces expiration of previously announced cash tender offer for its outstanding 9.125% senior notes due 2017 and pricing of senior notes due 2022

COVINGTON, Ky. – Ashland Inc. (NYSE: ASH) today announced the expiration, as of midnight, New York City time, on August 2, 2012 (the Expiration Time), of its previously announced cash tender offer (the Tender Offer) to purchase for cash any and all of its outstanding $650 million aggregate principal amount of 9.125% Senior Notes due 2017 (2017 Notes). According to Global Bondholder Services Corporation, the Depositary for the Offer, approximately $572 million aggregate principal amount of the 2017 Notes had been validly tendered and not validly withdrawn before the Expiration Time, representing approximately 88% of the outstanding 2017 Notes.

Ashland Inc. also today announced the pricing of an offering of $500 million aggregate principal amount of its 4.750% Senior Notes due 2022 (2022 Notes). The 2022 Notes will be unsecured, unsubordinated obligations of Ashland and will mature on August 15, 2022.

Ashland intends to use the net proceeds of the 2022 Notes offering, together with available cash, to pay the consideration, accrued and unpaid interest and related fees and expenses in connection with the Tender Offer.

Settlement of the 2022 Notes offering and the Tender Offer is expected to occur on August 7, 2012, subject to customary closing conditions.

The 2022 Notes will be offered in the United States to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the Securities Act), and outside the United States pursuant to Regulation S under the Securities Act. The Notes have not been registered under the Securities Act and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements.

This press release shall not constitute an offer to sell, or a solicitation of an offer to buy, any security, including the 2022 Notes. No offer, solicitation, or sale will be made in any jurisdiction in which such an offer, solicitation, or sale would be unlawful.

In more than 100 countries, the people of Ashland Inc. provide the specialty chemicals, technologies and insights to help customers create new and improved products for today and sustainable solutions for tomorrow. Our chemistry is at work every day in a wide variety of markets and applications, including architectural coatings, automotive, construction, energy, food and beverage, personal care, pharmaceutical, tissue and towel, and water treatment. Visit ashland.com to see the innovations we offer through our four commercial units – Ashland Specialty Ingredients, Ashland Water Technologies, Ashland Performance Materials and Ashland Consumer Markets.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Ashland has identified some of these forward-looking statements with words such as “anticipates,” “believes,” “expects,” “estimates,” “may,” “will,” “should” and “intends” and the negative of these words or other comparable terminology. In addition, Ashland may from time to time make forward-looking statements in its other filings with the Securities and Exchange Commission (SEC), news releases and other written and oral communications. These forward-looking statements are based on Ashland’s expectations and assumptions, as of the date such statements are made, regarding Ashland’s future operating performance and financial condition, the economy and other future events or circumstances. Ashland’s expectations and assumptions include, without limitation, internal forecasts and analyses of current and future market conditions and trends, management plans and strategies, operating efficiencies and economic conditions (such as prices, supply and demand, cost of raw materials, and the ability to recover raw-material cost increases through price increases), and risks and uncertainties associated with the following: Ashland’s substantial indebtedness (including the possibility that such indebtedness and related restrictive covenants may adversely affect Ashland’s future cash flows, results of operations, financial condition and its ability to repay debt), severe weather, natural disasters, and legal proceedings and claims (including environmental and asbestos matters). Various risks and uncertainties may cause actual results to differ materially from those stated, projected or implied by any forward-looking statements, including, without limitation, risks and uncertainties affecting Ashland that are described in its most recent Form 10-K (including Item 1A Risk Factors) filed with the SEC, which is available on Ashland’s website at http://investor.ashland.com or on the SEC’s website at http://www.sec.gov. Ashland believes its expectations and assumptions are reasonable, but there can be no assurance that the expectations reflected herein will be achieved. Ashland undertakes no obligation to subsequently update any forward-looking statements made in this news release or otherwise except as required by securities or other applicable law.

C-ASH

FOR FURTHER INFORMATION:
Media Relations:
Gary Rhodes
+1 (859) 815-3047
glrhodes@ashland.com

Investor Relations:
David Neuberger
+1 (859) 815-4454
daneuberger@ashland.com